EX-23.1

                             CONSENT OF ACCOUNTANTS

                                 Smith & Company
                           Certified Public Accountants
                           10 West 100 South, Suite 700
                          Salt Lake City, Utah 84101-1554
                                 (801) 575-8297


December 20, 2001


Board of Directors
JustWebit.com, Inc.
Orem, Utah

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent certified public accountants for JustWebit.com, Inc., we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended December 31, 2000 and dated March 21, 2001, as an exhibit to the Company's S-8 POS
Registration Statement dated December 20, 2001.

Sincerely,


/s/  Smith & Company
Smith & Company
Certified Public Accountants